Form C

Cover Page

Name of issuer:

NICE USA, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/16/2015

Physical address of issuer:

1000 N. West Street
Suite 1501
Wilmington DE 19801

Website of issuer:

http://www.n1ce.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

2/19/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,255.00	$0.00
Cash & Cash Equivalents:	$1,255.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$1,255.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($18,745.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

N1CE USA, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mikael Drene	President	2015
Mikael Drene	COO	2015
Thomas Van Hare	Director for Investor Relations	2016
Jim Nyberg	Director of Global Sales	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Lack of an operating history - N1CE USA, LLC, is a new company that was founded in September 2015. As such, it has no proven performance and operating history, which creates the potential risk in management response; despite that each individual within the management team is a mature and experienced manager, the team lacks extensive experience working with one another when facing significant organizational and business challenges.

Lack of profitable operations in recent periods - N1CE USA, LLC, is a new start-up, high growth company and there are never guarantees for a start-up that the projected growth will be attained, maintained and continued over the coming years.

Lack of a market for the common equity securities or securities convertible into or exercisable for common equity securities - there is no ready for the trading of privately held, non-public securities; investors in the company have no ready and immediate access to buyers, except on a private basis.

Potential competitive risks - the company is presently a greenfield opportunity and unique in the market for ready-to-serve frozen cocktails; in the future, it is highly likely that competitors will emerge and the impact of such potential future competition cannot be formally or precisely measured.

Potential legal risks - there are many laws related to the distribution of alcoholic products and/or laws related to the distribution of food products with alcoholic content and there are significant variations in these laws between countries, thus creating legal risks stemming from the very limited potential that the company or its distribution partners may inadvertently fail to comply with national laws in specific markets.

Supply chain risks - despite the redundancy built into the production chain, with multiple suppliers of products that are identical (whether made in Spain, Sweden or North America), there are possibilities that disruptions in the supply chain could result in a lack of supply to answer demand, which could cause disruptions in the company's profitability.

International logistics - the shipping of compound and product to each of the national markets and territories is entirely reliant on the availability of shipping via maritime and other surface assets, such as trucking; labor strikes, port delays, customs delays and other issues that might adversely affect the smooth running logistics can have an adverse affect on product deliveries.

Calamities - in all businesses, force majeure types of events, such as weather or earthquake related events, terrorist incidents (the bombing of a factory or warehouse, for example), could have an adverse affect on the business.

Key personnel - the company relies on an expert management team to undertake its ongoing operations; disruptions in the management, such as from the loss of key staff, could have an adverse affect on the company's operations.

Customer concentration - the company is reliant on ongoing sales of its products; to the extent that customers may be concentrated in key markets, where adverse publicity (no matter how unexpected and/or unwarranted), changing local economic conditions, and environmental conditions can affect the purchase of this type of product, the company faces the risk of adverse effects to its business.

Intellectual property - although the company's recipes are closely held and guarded secrets, industrial espionage is a relevant risk, such as from illegal acts of potential competitors who might seek to gain access to the recipes, reverse engineer the ingredients or production methods, or bribe individuals in the supply chain to provide information, trade secrets, or intellectual property to the detriment of the company.

Accounting and taxation risks - national taxes and import fees are a primary focus of N1CE in its international business operations; changes in taxation, specifically the potential changes that may concern taxation of alcohol products, could have an adverse affect on the company's performance.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Further expansion of organizational infrastructure, including adding additional country directors and increased distribution oversight that directly pertains to the expansion of sales and marketing internationally, specifically focused on expanding into the retail market.

If we raise: **$100,000**

Use of Proceeds: Legal costs and fees in contract development, such as international agreements with distributors, and other international aspects that are related to the import/export of alcohol products, which varies by market.

If we raise: **$500,000**

Use of Proceeds: Accelerate sales (revenue growth) within existing markets where distribution agreements are in place.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor

will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor.

The company will use 15% of of all unit sales of the companies flagship product, N1CE Frozen Cocktails, attained by the Company and/or by any of its subsidiaries, without any deduction or offset of any kind, to pay back principle on the notes.

Each note will be paid back based on its pro rata share of all notes issued in this offering.

The company will make payments to the investor annually, starting on December 1 2017, and continuing for the next two years, or until investors have received 2x their principle investment (the repayment amount), whichever comes first.

If the sum of the three payments do not add up to 2x the principle investment, the Company shall pay the Investor/Lender the difference between the sum of the three Pro-Rata Shares and the Repayment Cap, which amount shall be paid on December 1, 2019,

The first 100k of notes issued in this offering will be entitled to their pro rata share of 20% of of all unit sales of the companies flagship product, N1CE Frozen Cocktails, attained by the Company and/or by any of its subsidiaries, without any deduction or offset of any kind, to pay back principle on the notes. The company may choose to increase the amount of notes eligible for the 20% share.

The company may defer up to 1 payment for up to 180 days.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof. Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law. The notes do not provide investors with any voting rights in the company.The form of the notes is provided in Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Units	13,954,665	13,054,665	Yes	No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

NA

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Regulation Crowdfunding	SAFE	$101,386	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

In 2015, Mio Danilovic granted $20,000 to the company in 2015.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

N1CE makes, markets, distributes and sells N1CE Frozen Cocktails, which are alcoholic popsicles in a convenient paper cone that are popular at festivals, events, on the beach, in restaurants, at bars and clubs, and at home.

N1CE generates revenues exclusively from the sales of its products, N1CE Frozen Cocktails. Predominantly, the company sells its products to distributors, who in turn sell their products to retailers, such as retail stores, companies working at festivals and events, hotels, restaurants, bars, and clubs. Customers buy the products from those retailers and points of sale.

The products are produced for the company by three contracted manufacturers, one in Sweden to serve northern Europe, one in Spain to serve mainland Europe, and one in Canada to serve North American markets. All products are uniformly produced with the same recipes and quality control standards; labeling varies based on national requirements. This triple redundant manufacturing structure provides the company with an effective risk mitigation strategy in its supply chain, since products can be produced at any of the three contracted manufacturers and shipped for subsequent sale in any country where distribution contracts are in place.

Revenues are derived most commonly from purchases by contracted distributors, which have been signed or are being signed in eleven countries so far with an expanding list of distribution territories steadily building over time. From time to time, the company may sell its products directly to retailers, as above, including through online sales portals at some point in the future.

N1CE USA, LLC, is the leading company in a small network of N1CE companies that includes not only N1CE USA, LLC, but also a wholly-owned sales and marketing company in Gibraltar that in turn is the majority holder (99.9%) of a sales and marketing company in the UK. For all three companies together, the year served as the market launch and initial product testing, primarily in Scandinavia. As market launch and product testing was largely done in Europe, N1CE USA, LLC, did not experience revenues from sales during the 2015 fiscal year. The relationships between the three companies were only consummated in 2016 and thus do not appear on the company's reviewed financials from the 2015 fiscal year.

N1CE USA, LLC, began operations in September 2015 and has been in a pre-revenue stage focused on developing contacts and relationships in the US market. As an early-stage company, we have taken in $20,000 in member contributions, which were offset by $18,745 in operating expenses. The 2015 fiscal year was our start-up period, during which no sales were made by the company. Subsequently to the close of the 2015 fiscal year, the company's products were first introduced in the USA, in March 2016. Revenues from sales so far in 2016 are promising.

As such, N1CE USA, LLC ended its 2015 fiscal year with few financial transactions to review as shown in its reviewed General Ledger, Balance Sheet and P/L.

N1CE USA, LLC, expects to grow rapidly in our business now that we are launched in the USA and, overall in 2016, expect to launch in a total of eleven countries worldwide, either directly or through the companies it owns overseas. We will be expanding further the national territories over the next three years with the goal of achieving greater worldwide presence and distribution.

There is no guarantee that our profits or cash flows will develop as we expect, despite the promising nature of sales so far in 2016. We have great confidence that our business will grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Liquidity. Cash balances were approximately $1,255 as of December 31, 2015.

Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate operating requirements in sales and marketing, so as to grow our revenues overall in all of the our national territories. This financial strategy is designed to preserve capital and provide liquidity. Substantially all of the Company's cash is held in a large, widely recognized bank which is insured by the FDIC and which management considers financially stable. As cash reserves grow, additional, suitable and stable banking relationships will be established within the USA, insured by the FDIC. No new bank will be added if management feels that it is not financially stable. We anticipate using our available cash for operations, sales and marketing within the year.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company; the bulk of the proceeds will be used for sales and marketing purposes. The proceeds of this offering will enable the business to continue to pursue its main activities, however, the company will remain viable and in good health even if it does not achieve the desired targets of proceeds from investment through this security financing.

Capital Resources. N1CE USA, LLC, has financed its operations through raising funds from our founding partners in exchange for security. As of the close of the 2015 fiscal year, N1CE USA, LLC, raised $20,000 cash in member contributions.

In July 2016, N1CE USA, LLC competed a Regulation Crowdfunding offering of Simple Agreements for Future Equity of $101,386.

The Company has created what it believes to be a valuable and tangible product that will achieve wide popularity and sales. Based on the potential of its products, we have established a fair market value that we believe is reasonable. Actual value of the business opportunity from the sales of our products could differ materially from those estimates.

If the Company consummates an Equity Financing, defined as selling future Member Units of its Preferred Ownership Interest with an aggregate sales price of at least $1,000,000, through a Simple Agreement Future Equity (SAFE), the SAFE instruments will convert into Preferred Ownership Interest at a price per share equal to the percentage of the valuation cap, which is set at valuation of $20,000,000.

We expect these trends toward increased revenues and sales continue in the current fiscal year and in the coming few fiscal years.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

> i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
>
> ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
>
> iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.n1ce.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- N1CE Revenue Loan Agreement
- N1CE Early Bird Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Jim Nyberg
- Mikael Drene
- Thomas Van Hare

by Wefunder Portal LLC

INVEST IN N1CE

Frozen cocktails from superstar DJs Ingrosso, Axwell & Alesso


N1CE

0
investors

$0
raised of $50K-$500K goal

Revenue Share

Royalties on unit sales | **2X investment amount**

N1CE will return $0.15 of every N1CE Cocktail sold anywhere in the world to investors (pro-rata), until 100% of your principal is returned plus 100% on top. The promissory note is secured by the product inventory of N1CE USA, LLC.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (4) ASK QUESTION

"We make delicious alcoholic popsicles. Over decades of experience as the world's most popular electronic music DJs, we found a product our fans love, and we're bringing it to market through venues we know better than anyone else: festivals and clubs.

Axel Hedfors (Axwell)
PARTNER, NICE

KEY FACTS

- Founded by world-renowned DJs: Ingrosso, Axwell and Alesso
- Q1 2016 Sales Volume: ~250,000 N1CE cocktails
- Q2 2016 Sales Volume: ~1,250,000 N1CE cocktails
- On target to achieve ~5 million N1CE cocktails sold in 2016
- Four classic cocktail flavors: Daiquiri, Pina Colada, Mojito, and Margarita
- Contains 5% alcohol
- Expanded distribution to 9 countries so far in 2016 and adding more

OUR AMBITION

We want to make alcoholic popsicles as popular as beer or cider—on the dance floor and off. We first launched in the places we know best: the festivals and clubs of Sweden, Denmark, and Cyprus. In our first three months alone we sold 250,000 popsicles. Now, we're bringing our delicious frozen cocktails worldwide in bars, restaurants, hotels and retail stores.

DOCUMENTS

N1CE InvestorDeck

INVESTOR PERKS

EARLY BIRD BONUS
Investors who fund the first $100,000 will see $0.20 per N1CE Cocktail sold anywhere in the world (pro-rata across first $100k).

$1,000+ N1CE Swag Kit -- a t-shirt, hat and branded N1CE glass cocktail bowl

$5,000+ A signed copy of Jimmy Dymott's book, Modern Cocktails: Dozens of Cool and Classic Mixed Drinks to Make You the Life of the Party, published 2014 b. A personally curated party music playlist of MP3s by Sebastian Ingrosso for use at your next home party! c. Invitation to attend all upcoming N1CE 2016 Launch Parties

$10,000+ Our CEO will personally call you once a year for an investor update and brainstorming session.

$50,000+ Get your name on the packaging of one of the flavors of N1CE Frozen Cocktails; example: "Taylor Jordan Edition", inset on the back (4 available in the USA and 4 available in Europe = total 8 rewards available)

$100,000+ Join Ingrosso on stage in Ibiza (travel cost not included)

n1ce.com f

CPG ALCOHOL N1CE INGROSSO AXWELL ALESSO FROZEN COCKTAIL EDM IBIZA MIAMI SUMMERBURST WKND

WHY I LIKE N1CE

"The first time I had a N1CE Cocktail, I had no expectations whatsoever. I couldn't imagine what a frozen popsicle with alcohol was supposed to taste like. Then I took my first bite and I was stunned. I knew this would go far. This was a journey I couldn't let pass me by.

Since then, it has been a wild ride. Last summer's market test was completely crazy. Since then, it's been a blast following N1CE through Europe to different music festivals in Sweden and going to the Amsterdam Dance Event. In March, N1CE launched in Florida during the Miami Music Week. It was a blow out party and the energy was extreme. Ingrosso had the place on fire.

The most common reaction from people I've seen on first taste is, "Oh, that's nice!" That's what we call it too - N1CE. Everything comes together. Personally I believe we'll be as well known as the big consumer brands like Red Bull and Bacardi.

Don't miss this opportunity. I sure didn't and I love it.



Daniel Andersson

EARLY INVESTOR IN N1CE

No logo uploaded

N1ce cocktail del 1

May 7, 2016

Festen igar va javligt bra! Vi var basta ganget och allt var riktigt grymt uppstyrt av Fredrik och T...

sverigesradio

Alkoglass salde slut pa tva dagar - P4 Halland

May 7, 2016

Isglassen med fem procent alkohol salde snabbt slut. Men nu - efter att GP rapporterat om den alkoholhaltiga glassen - har butiken dragit tillbaka varan. ...

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N1ce cocktail del 1

May 7, 2016

Festen igar va javligt bra! Vi var basta ganget och allt var riktigt grymt uppstyrt av Fredrik och T...

No logo uploaded

N1ce cocktail del 1

May 7, 2016

Festen igar va javligt bra! Vi var basta ganget och allt var riktigt grymt uppstyrt av Fredrik och T...

- 25, 26 november 2015 Festivak

May 7, 2016

Premiarfest for alkoholglassen "N'Ice Cocktail" - se alla vimmelbilder har

May 7, 2016

Alesso och dj-duon Axwell & Ingrosso lanserar sommarens nyhet - alkoholglassen "N'Ice Cocktail"! Den 5-procentiga struten garanterar yrsel och finns i smakerna pina colada, mojito och margarita. Pa premiarfesten pa Publico i Stockholm dok saklart

N´ICE COCKTAIL RELEASE PARTY

May 7, 2016

Fina Marie som ar Sebastians mamma Min favorit var dessa tva Pina Colada och Strawberry Daiquiri. SA jadrans goda! Jag och mamma med fina Olivia och Anna (Alessandros mamma och lillasyster) som jag kant sedan jag var mycket liten Amazing

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N1ce Cocktail-fest!

May 7, 2016

DEL 2 Har kommer del 2 av kvallen som faktiskt var riktigt kul! Jag vaknade 7 imorse och madde lite...

N1CE COCKTAIL RELEASE @ PUBLICO - Metro Mode

May 7, 2016

Nu i onsdags var det dags for Axwell och Ingrosso att offentliggora deras nya glass N1CE COCKTAIL. Releasefesten som holls pa Publico startade redan vid 20-tiden med mingel i form av tacos samt bubbel, och slutade med ett publikhav i

Pernillas Varld - Pernilla Wahlgren

May 7, 2016

Men alltsa vilka harliga dagar!!!! Pratade precis med mamma och pappa pa FaceTime , och vi har ju battre vader i Sverige an i Spanien just nu! Helt sjukt! Grabbarna har badat! Sedan ringde Bianca och hade glomt sitt loshar, sa vi akte ivag till Let´s Dance-

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Helgguiden

May 7, 2016

Fran och med imorgon ar det ju langhelg sa min helgguide som brukar komma pa fredagar kommer idag istallet! Hurra for langhelg btw. Har ar nagra tips pa vad man kan hitta pa i dagarna... Tva av mina favoritgrejer att fylla min kropp med ar cava och

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Helgguiden

May 7, 2016

Fran och med imorgon ar det ju langhelg sa min helgguide som brukar komma pa fredagar kommer idag istallet! Hurra for langhelg btw. Har ar nagra tips pa vad man kan hitta pa i dagarna... Tva av mina favoritgrejer att fylla min kropp med ar cava och

N1CE COCKTAIL RELEASE @ PUBLICO

April 21, 2016

Now on Wednesday it was time for Axwell and Ingrosso to publish their new ice cream N1CE cocktail. The release party held at Publico started already at 20 o'clock with a reception in the form of tacos and whirlpool, and ended with a publikhav in

N1CE COCKTAILS

April 21, 2016

N1CE COCKTAIL is a product that has its origin in Sweden. After a very successful summer on Swedish dance events we are now working with the global launch of n1ce COCKTAIL in Spain, Greece, Bali, Australia and Mexico, and a number of major cities

Alcoholic Ice Cream Sold Out in Two Days

April 21, 2016

The ice cream with five percent alcohol quickly sold out. It has been marketed in the star DJ Sebastian Ingrosso name and manufactured by Halland company SIA Glass ate NIce Company.

N1CE Cocktails - Premier Party

April 21, 2016

Alesso and DJ duo Axwell & Ingrosso launches this summer's news - alcoholic ice cream "N'Ice Cocktail"! The 5 percent cone ensures dizziness and available in flavors pina colada, mojito and margarita. At the premiere party at Publico in Stockholm,

N´ICE COCKTAIL RELEASE PARTY

April 21, 2016

So darn fun I had on Wednesday! It started with a bit of mingling up on the F12 and down at the Publico where it was served a little small pick and we got to try on the glass area. Lord what good it was !! Over my expectations! Tasted like a drink onto the

N'1CE Cocktail - The Dieline

October 28, 2015

What happens when a superstar producer and an award-winning bartender collaborate? N'1CE Cocktail. The ice cold and frozen cocktails, which come in classic flavors like Daquiri, Pina Colada, Mojito, and Margarita, are made to enjoy on warm

Har saljs spritglassen - helt oppet och med hemkorning

October 27, 2015

Trots en rekommenderad alder pa 18 ar sa kan sajten mathem.se salja glass med hog alkoholhalt till vem som helst, nar som helst. Helt lagligt. Glassen N'Ice Cocktails, som har en alkoholhalt pa fem procent, raknas inte som en dryck eftersom den ats fryst.

It Sells Liquor Ice Cream - Openly and With Home Run

October 27, 2015

The ice cream N'Ice Cocktails, which has an alcohol content of five per cent, does not count as a drink as it is eaten frozen. It is marketed by Sebastian Ingrosso , and manufactured by Sia Glass.

N1CE COCKTAIL

June 17, 2015

I do not think anyone who was in Stockholm at the Summer Burst missed these lollies from N1ce Cocktail Axwell and Ingrosso behind!

N1CE COCKTAIL

June 17, 2015

Jag tror inte att nagon som var i Stockholm pa Summerburst missade dessa isglassar fran N1ce cocktail som Axwell och Ingrosso ligger bakom!

Release Party for Nice Cocktail - Pernilla Wahlgren

June 12, 2015

Wednesday night was the release party for Ni'ce Cocktail, children's cousin Sebastian Ingrosso new cocktail sherbet! The party took place at the Publico and Fredggatan 12th It was a sick nice evening with good cocktail snacks, wine and water ice, and

N1CE Cocktail

June 11, 2015

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Igar var det lanseringsfest for N1CE Cocktail isglass som ar skapad av bl.a Jimmy Dymott och Sebastian Ingrosso. Fantastisk kvall pa Publico(F12) och stort tack till Wonderland Event som arrangerade evenemanget.

Team N'1CE Cocktail Launch Party

June 10, 2015

Sebastian Ingrosso and Jimmy Dymott cordially invited us to the launch of their brand new frozen cocktail, N´1CE Cocktail with the one and only Swedish House Mafia the celebration was on Wednesday, June 10 at 8 p.m. sharp at restaurant F12/Terassen,

MEET OUR FROZEN COCKTAILS

We're the only ready-to-serve frozen cocktails on the market. Our delicious alcoholic frozen drinks come in recyclable paper cones—so you don't have to worry about cups on the dance floor. No mixing, no pouring, no clean up. Just grab and go.


N'ICE
MOJITO
FROZEN COCKTAIL
N'ICE
STRAWBERRY DAIQUIRI
FROZEN COCKTAIL
N'ICE
PIÑA COLADA
FROZEN COCKTAIL
N'ICE
MARGARITA
FROZEN COCKTAIL







GROWING FAST

N1CE popsicles are ready-to-enjoy, delicious frozen cocktails. People love us: we sold 18,400 popsicles in our first market test in 2015 at a music festival. With our full launch in 2016, we're already closing on our target of 5 million cocktails sold this year with distribution in nine countries!



2,000,000
1,500,000
1,000,000
500,000
0
Total Popsicles Sold (Launch - June 2016):
~1,750,000
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Number of Popsicles Sold

~1,250,000 Sold in Q2 2016	**55 Festivals** On calendar for Summer 2016	**5,000,000** Minimum contract volume for 2016
76% Gross Margin	**120 Million** Annual production capacity (units)	**11 Countries** Launched by year-end

Timeline

N1CE was launched last Summer in one country. By 2017 we plan to be in 20.

June 2014

N1CE Founded

Sebastian Ingrosso and celebrity bartender Jimmy Dymott hatch the idea for frozen cocktails perfect for live music events.

October 2014

Recipes Created

Jimmy Dymott spent several months crafting recipes for our four signature cocktails.

December-March 2015

Production

Found ice cream manufacturing partners to help produce our frozen cocktails. They've been critical partners to develop our unique production technology.

May 2015

N1CE Launch

We launched the brand at Sweden's premier music festival: Summerburst Goteborg. We sold 18,400 products at our first festival!

Summer 2015

Swedish Distribution

We launched at home in Sweden. It was mayhem as we sold 250,000 units in the first three months!

Fall 2015

EU Expansion

First shipments to Ibiza, Cyprus and Denmark. We signed deals in Spain, the UK, and Italy.

Spring 2016

9 Countries

We've expanded into nine countries this year. In the first quarter we sold 250,000 cocktails around the world.

Summer 2016

Record Sales

We shattered our own three month record selling ~1,250,000 units in Q2 '16.

Now

Wefunder Fundraise

We just closed nearly $100k which will help us open one more country. We're raising more to accelerate growth and solidify our lead in the frozen cocktail market.

Fall 2016

USA Expansion

In the Fall, we enter the US in force, expanding our established market in Florida to add other warm, year round markets like Las Vegas and Los Angeles, California.

Early 2017

20 Countries

By early 2017 we plan N1CE distribution to cover 20 countries. Given our technological lead and hold on the crucial 'frozen' production facility we're confident we won't have significant competitors for at least 3 years.

TAKING THE WORLD BY STORM

We're on track to distribution in 11 countries by the end of 2016. In 2017 N1CE popsicles will cross the globe.


Launched 2015

FLAVORS

Our popsicles offer a creative twist on classic cocktails you can find in any bar. Each popsicle contains 5% alcohol.



Strawberry Daiquiri

Supposedly invented by an American mining engineer who was in Cuba at the time of the Spanish-American War and popularized by a congressman back in 1902.



Pina Colada

Three Puerto Rican bartenders contest the founding of their national drink. One claims he made it at the Hilton Beachcomber Bar in San Juan 1952.



Mojito

It's been traced to British sea captain Francis Drake, who heard South American Indians used the drink to cure dysentery and scurvy while at sea.



Margarita

Early stories of the margarita come from 1938 Mexico where it was crafted for dancer Majorie King who was allergic to many spirits, but not tequila.

WE WANT YOU TO JOIN THE PARTY

May 15, 2016

Our fans believed in our product and drove our expansion. The people who've helped us spread the word should have the opportunity to invest in us. We want you to be by our side, enjoying the success you're helping to create.

Thanks to everyone for their support and for following us this past year. This has been the wildest ride a business could ever be. We've really hit on something special with the taste, packaging, convenience and concept, and a brand name that goes the distance.

We've cracked the code on how to bring mixed drinks to the public in a ready-to-serve frozen cocktail. This summer, we're contracted into festivals that have over 2,5 million attendees, which is the push we need to go global with our brand. The overall market potential for this is huge, not just in festivals and in the music scene, but in hotels, restaurants, beach clubs, retailers, groceries, convenience stores --you name it and we're going there.

We're going to be into eleven countries by the end of the year, and more in the coming years after that. It's all attainable, all in reach.

We're inviting you to join us. Be an investor. Help us go global with N1CE Cocktails.



Sebastian Ingrosso, Jimmy Dymott, Mikael Drene

MEET THE FOUNDERS



Axel Hedfors (Axwell)

Partner

Axwell is a DJ, and owner of Axtone Records. A previous member of DJ supergroup group Swedish House Mafia, along with N1CE's Sebastian Ingrosso, he is a two-time DJ Awards Winner.



Sebastian Ingrosso

Founder

Former member of DJ supergroup Swedish House Mafia, Sebastian Ingrosso is a Swedish DJ and producer. He found record label Refune Music, and has released music for Alesso and other stars.



"Alesso" Lindblad

Partner

Grammy nominated producer and DJ, with over 3.5 million online followers, Alesso has released recent top chart hits like "Tear The Roof Up," and "Heroes (We Could Be)", featuring Tove Lo.



Jimmy Dymott

Founder & Chief Mixologist

Jimmy Dymott won Bartender of the Year in 2010. He was previously a consultant for Absolut Vodka and is now a partner in Little Quarter, the best cocktail bar in Sweden.



Mikael Drene

President and COO

An entrepreneur with years of industry experience, Mikael has worked in various roles for companies like Wattgard, OnTheFlea, and Ideon Innovation.

AND THE REST OF THE TEAM



Mio Danilovic
Executive Director for US Operations



Jim Nyberg
Director of Global Sales



Thomas Van Hare
CFO and Director of Investor Relations



Peter Neumeister
Brand Manager and Creative Director



Goran Lugonja
Director of Logistics



Soren Klingborn
Director of Marketing

RAISED $101,386 FROM 103 INVESTORS

$101,386
July 2016
SAFE



James Harbal



Andreas Horstrand



Jason Ruhlin
Tech guru, Front-End Eng, Pop Nerd



Greg Cottrell
I'm opening a scuba shop in Cozumel Mexico, and looking to use what funds I have available to help others fulfill their dreams.



George Santangelo



Clinton Ibarra
LA/DC/KBH

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DETAILS

– COLLAPSE ALL

What are you building?

We're building an innovative lifestyle brand company. Our flagship product is "N1CE Frozen Cocktails": great tasting, ready-to-serve, frozen mixed drinks with 5% alcohol content, served in paper cones. With our partners, we're getting the brand into restaurants, clubs, bars, festivals and events, and eventually into retail and grocery stores.

We established our business first in Scandinavia, where we test marketed our products last year to great success. We saw very high brand awareness and a lot of support from customers. They loved the taste and convenience of having a frozen cocktail, served in a grab-and-go paper cone.

How did you get started?

We were just a few guys, including EDM music star Sebastian Ingrosso and celebrity bartender Jimmy Dymott, discussing how to sell frozen cocktails. From the beginning we wanted to bring ready-to-serve, frozen mixed drinks to the public. We started with concerts and festivals because right now, you can only get beer, wine, and hard cider there. We're bringing mixed drinks into those venues, because there is a real demand.

When we started talking to concert venues, using Sebastian's contacts in the festival business, they confirmed what we'd noticed: there'd been very little innovations in the drinks they carry, and the options have been limited. They said they were looking for new products to sell, but couldn't find viable options. They had tried to sell mixed cocktails before, but couldn't sell as many as they wanted because good cocktails are handcrafted and customer expectations are high. They simply couldn't make them fast enough to meet demand, and they didn't have consistency in quality and taste.

How did you develop the product itself?

We started in on this idea back in 2014. Right away, we knew even our early trials would need to have thousands, if not tens of thousands, of frozen cocktails at once. We realized that we needed a really strong production partner we could rely on to produce our products with the right quality, at a good price. We found a good production partner in the ice cream industry, then developed the actual product.

We knew how we wanted it to taste, but making the recipe for mass production is really different from making them one at a time. We had to adjust our recipe over and over so the taste was right and the quality was still there, despite it being produced in the hundreds of thousands and later in the millions. We knew that quality would be the key to success and we vowed never to shortcut on ingredients or on the effort to produce the best product, no matter what.

What's been your market testing strategy, and what reception have you seen?

At the end of April 2015, we did our first big market test where we were selling them and measuring sales volumes for each flavor. That first market test was selling in the VIP area at a major EDM concert – Alesso was playing. At the concert, there were 450 people in the VIP area of the famed Swedish venue called Globen in Stockholm. We sold 700 N1CE Cocktails. That allowed us to also get a sense that our pricing – around $6 each at events – was in the right range, which proved to be right on target.

Next, we aimed for a bigger outdoor event. We saw the same success when we offered them to 28,000 concert goers – the consumers loved them, the festival organizers loved them, and everyone benefited.

We've also been testing the product in nightclubs and outdoor venues, as well as individually at convenience stores. In Sweden and Cyprus, we set up a full-on market trial during the summer to get some sales volume going. This served as a field test outside of concerts and festivals, to see how they can sell on an everyday basis. We had to validate the market beyond the limited, specialty venues of the festival scene - and, again, we did very well. We sold over 250,000, just in a few months. That showed us that our product was going to be successful in Scandinavia, and that we could take it global, expanding throughout Europe, the USA, and even to countries in Asia.

What made you choose alcoholic ice pops?

Many of the festivals in Europe have been around for fifteen or twenty years. They have really high-priced bars, but, even when they try to make mixed drinks on demand, they can't get the volume up to where it's profitable. We saw that as a gap in the market. If we could offer a quality product that met that demand for mixed drinks while still being easy and quick to serve, we could sell a lot of them. When we introduced N1CE Cocktails at the first trial events, we saw that we were right; customers loved the product. And, based on the credit card receipts, we saw 26% actually came back a second time to buy another round, which is really high.

The festival organizers loved the products too, because they were fast, ready-to-serve – no pouring, no prep time, no mixing, and no clean up. N1CE Cocktails were a "cash on the bar and go" item – and they sold a lot of them.

What's next, in terms of expansion?

In Sweden, we have a very short summer season, ending in late August. The music festival scene and the summer basically ends and for the festivals and events, we are a seasonal product. It's no or little demand of the product in winter time, here in Sweden for festivals – it is minus 12 degrees. The product is better suited for California, Florida, Ibiza, Spain, Italy, and other sunny destinations. That's where we want to expand – wherever it's Spring Break, we're there too: Daytona. Miami Beach. Bari in Italy. Alicante and Barcelona in Spain. Ibiza.

We're aiming to launch this Spring in the U.S., starting out small in Miami and Miami Beach and expanding from there. We've already set up production for the U.S. market, using a production partner in Canada. To serve our expansion into southern Europe and the Mediterranean, we also have a production and distribution partner in Spain now. They have 350 ice cream trucks and 20 distribution hubs covering all of Spain. Their distribution network also extends into Italy, France, Portugal and the UK. In all those countries, combined, they have 50,000 retailer accounts, ranging from hotels, restaurants, bars, beach clubs, and grocery stores.

Who owns the recipes?

N1CE owns its own recipes. We manufacture our own compound and we own the recipe of our compound. The basic syrup for each flavor is always made in Sweden – for that, we have centralized production and quality control, so even the US-made product has Scandinavian quality through and through. We send the recipe compound to our production partners, but the exact mix and content of the compound is kept secret. This is part of our company's intellectual property and matching the quality and taste of the flavors we have is a tall order. It took us many months to get there.

By using the same compound from our Scandinavian production facility, we also know that we get the same results and same high quality product wherever we make it. Production factories in Spain, North America or Sweden will all use the same compound, the same procedure, and have the same results. They don't know the recipe of the compound and even with careful analysis, it would be very difficult to match it.

Who manufactures your product?

We have three manufacturers now contracted. The manufacturing companies that we are contracted with are all ice cream companies.

Is it a risk that your manufacturers will compete with you?

Our three production partners are exclusive with us, so they cannot make a product for any other brand under those contracts. Also, they have no interest in doing that – we offer them exactly what they are looking for: hundreds of thousands of units as the manufacturing requirement with a growth curve that they know will exceed 5 million units this year, and be at least triple that a year later. Within just a few short years, they expect to be closing in on if not exceeding 100 million units produced. We're good business for them.

There's also a non-compete in place that seals the deal and explicitly disallows that in our manufacturers. So, it would only be other ice cream companies that aren't contracted with us that might consider that, but even then, alcoholic products aren't their focus. For an ice cream manufacturer, their target demographic is 70% kids, so going into an alcoholic beverage market space would be incompatible with their core brand values, and they wouldn't know the market. They know ice cream sales and distribution, and they know how to market to kids, but it's a big leap for them to get into an alcoholic product set. There'd be a lot of risk in that leap.

It'd be better for them to partner with us, because we already have the brand. They don't face any risk that way – they don't have to go out and try to establish their own distribution, establish a new brand on the market, and build market buzz. The easiest way into the market for any of these companies is to contact us and offer to serve as an additional production house once our demand grows – it is a lot less costly, a lot less risky and a very obvious solution.

Who are your competitors?

Presently, we have no direct competition – there are no ready-to-serve frozen cocktails on the market except N1CE. Looking ahead, we might see new competition emerge, probably from the big alcohol companies, but this would be a major shift in their business. It's not just a matter of producing a different type of drink; it would be a major shift in their whole production cycle. Currently, their products aren't frozen, so they don't have any frozen products distribution or warehousing at all. Even if they go into a full effort to compete with this product, it will take them at least a year or more to test, refine, develop recipes, and then deploy or contract the necessary "frozen products logistics train" to compete. We don't think we'll see any reasonable competition for at least 2-3 years, so we'll have the strength of being there 2 or 3 years before the next company hits the market to compete. In that time, we'll reasonably be closing in on a 100 million annual turnover in units sold.

That begs the question as to whether they would want to try to compete or rather just buy us out. These larger companies aren't traditionally pioneering new spaces themselves; instead, they'll buy the companies that were the original pioneers. Most likely, we'd likely be an acquisition target rather than actual competitive play for most of them.

What advantages do you have over potential competitors?

We have the "first mover" opportunity. If anyone else wanted to jump into this market, even a big brand like Bacardi or Smirnoff, they just don't have the frozen distribution infrastructure to do it. They'd have to pioneer a new brand, do recipe mixes, and more; it takes a lot of time and a lot of money.

We've seen one company in Sweden try to do something similar with frozen cider, but they don't have the frozen distribution, so they sell the room temperature product that the customer buys and then freezes themselves. It's not ready-to-serve, and most of the market, from bars to hotels to convenience stores, is looking for ready-to-serve. Moreover, when you serve the products at room-temperature, you have a shelf life, and you have to pasteurize it. You lose a lot of taste and flavor in that process. But, because we're frozen from the start, we don't have to add any preservatives so our frozen drinks taste just like the original: a Pina Colada tastes like any other Pina Colada you've had, if not better.

That's where you see the hand of Jimmy Dymott, our mixologist and world famous bartender, at work – it makes a real difference when you have someone like as one of the owners of the company. He's the real deal – you don't get to Bartender of the Year by just hacking around experiment a bit behind the bar. He really knows how to balance flavors, acidity, the right touch of lime, how much water and so forth to bring the product alive and make it taste really great.

How fresh are your ingredients?

The compound is very fresh and with no preservatives. We have real strawberry juice, real lime juice and so on. We don't need any preservatives because there is high concentration of alcohol in it when we ship it, and the alcohol keeps it fresh. Then, we freeze the product to keep everything just as fresh through the whole production process.

How do you choose your flavors?

When we started thinking of flavors, we chose to go classic because it's a brand new product. If we made like a chili margarita, or a mango daiquiri, then people would have no reference to how that should taste. We chose to go classic because people try the Mojito and have that reference point, and they can say, "This really tastes like a Mojito!" It was the same logic for our other current flavors: Pina Colada, Margarita, and Strawberry Daiquiri.

We have other recipes in our bank, and we've already developed them, but that's for the future. Right now, we're focused on getting the brand out there, with the four flavors we're producing right now.

How did you come up with the name?

A common thing we hear when people see the frozen cocktail for the first time is, "Nice!" Then they realize the brand name is N1CE, and the name becomes a powerful brand carrier. It naturally pulls the product forward: an ice cocktail, a N1CE Cocktail. It's easy to remember. It's easy to find us. The name is easily heard over the noise at loud clubs and events. You ask for it, and the server will hear it well.

Who are your customers and how will you reach them?

When we go into new markets, we attend festivals and other outdoor venues where we can sell them. When we're at these events, the packaging itself is branding you can use. When you're standing at the bar with something as novel as a an ice pop, people will come up and ask about it, and get pulled in by the novelty of a frozen cocktail.

And, a lot of the time, people will recognize it already from our social media presence. With every market entry, we'll have a big social media push beforehand. Our ownership team – Ingrosso, Alesso, Axwell – each have a vast social media reach that we can work with, and we also work with intermediaries and groups like bloggers and artists to push the product. Through all our partners, we have a network of over 7 million people exposed to our product.

We also benefit from the reputation of Jimmy Dymott. He's famous as an award-winning bartender, and his recipes and his bartending skills are well-known throughout Sweden and around the world. All of this combines to make for a very powerful brand vehicle for us.

Do you have any data on repeat customers?

The taste experience has been proven to be extraordinary. We see a lot of recurrent buyers, and a lot of people tell their friends. We've seen huge recurrent buyer rates, and this huge brand loyalty around that.

We measure this through our points of sale at festivals. Customers usually only pay by credit card, so we can get good data on our customer. We see that at festivals, between 23% and 27% are recurring customers, with people going back to buy more of the product. That's a very high rate, and attests to a taste and popularity of our product that extends beyond the initial novelty.

How have you seen your sales compare to beer and cider at events you've sold in?

We sold at a couple of big festivals in Sweden, up in Stockholm and Gothenburg, We found that we outnumbered the beer and cider sales, selling 5.5 times more N1CE Cocktails than beer.

With that said, it's important to recognize that we didn't cannibalize the beer and wine sales to get to that multiple. The beer and wine sales were stable, and actually even improved a bit from previous festivals in prior years. The vendors reported making far more money than in previous years, with the usual profit from beer and wine sales, and then a huge increase from carrying N1CE Cocktails.

Can you give an example of how much you sold at one festival?

At Summerburst Stockholm, there was about 38,000 people present, and we sold, in total, 18,400 products from the bars. About 27% of those sales were from repeat buyers.

What are your margins?

It varies a little bit, market to market, depending on what the cost is to produce and what we can sell at, but we're seeing, basically, a gross margin of 76%. In the future, as we expand, there will be economies of scale at every level, which will improve that even more. Every tier does well with this product – from manufacturing to the consumer point of sale.

How much do the frozen cocktails retail at?

In bars and hotels it might be 5 to 7 Euros, or $6 to $8 in the U.S. In retail, the price is not that high, but those outlets don't look for the same margins as the bars; they price for volume. Because we have a lot of brand loyalty and recurrent sales, they're able to get that volume in sales.

Final retail rates generally match perceived consumer value for the product. It has a taste and quality that warrants the cost, and customers like it and feel it is priced well.

How were last year's sales?

Last year, 95% of our sales were in Sweden and 5% were in Denmark, and Cyprus. We sold around 250,000 products, but it was only in 60 points of sales – 2015 was our product and market testing year. Ultimately, we called that a successful launch for Sweden and Denmark because the volumes were pretty high for what was really only supposed to be a market test.

We're building on those numbers this year, expanding to new shops, bars and venues and we're seeing the volumes going up accordingly – very rapidly through the first months of 2016. This year, we'll likely hit over 5 million sales, and I think we'll probably exceed even that. In just the past couple of months, we've added seven more countries. The deal we just signed in Spain will be huge and indicative of future success: we're reaching potentially 50,000 retail doors in one fell swoop. We'll be able to sell for longer because the summer season is longer, and the weather is better. The distribution contracts we've signed now add up to millions of products sold by year end, and next year that will go up even higher.

How are you breaking into new markets?

Our priority is to look for strong partners whenever we enter into a new market. We're partnering with the best of the best, because you always do better at the local level working with the guy who's already in the country. Our expansion strategy is not to set up offices in every country, which would carry a high overhead cost, but rather to partner up with distribution companies that already have the relationships we need to achieve big numbers. We're expanding on existing networks who have the local knowledge and presence we need, as well as thousands of retail doors already established in their networks.

This is hugely beneficial for us. Take our recent partnership in Spain, for example. Even if it's just half of their 50,000-strong network sells N1CE Cocktails, and even if each of those only sells 5 per week, we're looking at over 6 million product sales per year in Spain along. Our experience has been much higher than that, and we've seen bars and restaurants sell a lot more than 5 N1CE Cocktails a week; that's probably closer to the figure per hour on an average Friday night.

It isn't hard to find good distribution agents like this; in fact, they're reaching out to us based on consumer demand. A lot of our growth is demand-driven. We have to keep up with the demand, not fight to create it.

What's your expansion strategy in each of these new places?

We cannot enter, immediately, into every region at the same time. We have to build a success story in each region within each country, so we'll choose a key market and then launch the product there. In Spain, we've chosen 4 major cities like Barcelona and Madrid to launch. Once we're in these major cities, we'll be established because there's a lot of tourism around the country. People go on holiday in Spain and then return to the USA and look for the product at the store – and then we'll be in New York too in short order. We are aiming to have quite high penetration and be successful in those first target areas, and then move to next area and achieve distribution in the whole of Spain by next year. It goes very fast.

How have you convinced distributors to push your product so hard?

The partnerships work so well because we work to bring these companies tremendous success as well. The distribution agents get territories on an exclusive basis, which they maintain as long as they meet the sales targets we're expecting. It helps a lot that we're a fresh new product and not just another brand of beer or wine. They've still got their usual orders for their beer or wine, but now we've given them something new and interesting to sell alongside. There's a lot of interest from retailers, so distributors play to that and build sales and markets quickly as a result.

With our distributors, 80% of them found us, not the other way around. They were reaching out to us because of consumer demand. We build that demand because we place our products first in the festivals, so you develop a following right away. Because there's such high demand, we're able to be very careful in choosing the right partners. Our sales director, Jim Nyberg, does a lot of this. He used to work for one of the biggest Swedish beer brands, so he has the knowledge and ability to see and pick the right kind of distributors, how to measure if they have what it takes to not just buy the product, but to invest in the plan to build demand. Of course, they already want to do this, because then they make money, too.

What's been your biggest challenge so far?

A large challenge so far has been bootstrapping it. Despite the strong sales and our rapid growth, we are very much a lean, entrepreneurial group of people. We have bootstrapped this entire business, from idea to actual consumer sales.

Bootstrapping like this is challenging, but it's also very efficient. This isn't our first rodeo, as the Texans like to say. I've been through previous ventures, and if you have too much money at the beginning, you do things that don't make as much sense. At the beginning, it's inevitable that you're going to play the wrong horses sometimes and do the wrong things. If you have a lot of money at hand, you tend to play more wrong horses than right ones. We believe that we should be very focused on what we invest our money in.

How much have you raised thus far?

So far, we have around $1 million, mainly from the founders.

What challenges do you foresee, moving forward?

The biggest challenge will probably be timing: not having sufficient funds to tap this market as quickly as we need before competitors enter it. We're going to grow, pretty much no matter what, but having enough money to enter all the markets we want to enter is key – the faster we grow, the faster we grow faster. With another $1 million on hand, we could launch in a lot more countries and territories. With every new market, we enjoy a boost in revenue, which accelerates entering into the next market after that and so forth.

We project about a 3-year-window where we'll have no significant competitors, because it takes a lot of time to do all the things you have to do to develop a new product. With every passing year, however, the risk of potential competitors entering the market grows, so our biggest challenge is having financing now to attain the market dominant position that will carry us beyond that point. In 3 years, we don't want to look back and say, "Gosh, we wish we'd done more when we had no competition."

A good analogy for our strategy is Red Bull. They established the energy drink market. By the time that competitors emerged, like Monster and others, those competitors didn't so much steal their marketshare as they just expanded the demand for everyone in the market. If we can get these next couple years right, we have every potential of being the next Red Bull – I'm not overstating that.

How have profits been so far?

We could be profitable, but we're re-investing all of our current profits back into marketing and opening new territories. Sure, we could take our 76% gross margin and pocket it, earn a nice living. Ongoing product sales are stable and growing. Of course, the point is not just to be stable and growing; we want to go global and turn this into what it should be. We don't doubt that we have the potential to become a global business with several hundred million dollars of valuation within a very short time. It is happening already.

Our partners and investors are also invested in this expansion, and aren't looking for dividends and returns right now. Everyone is plugging every dollar we earn back into marketing and sales and the expansion of our distribution right now, adding countries and new territories. They're willing to make the sacrifices now because they believe in the product and have seen how fast we're entering new products. It really shows their faith in what we're doing.

What are your other financing plans?

We want to raise our next investment round through Regulation Crowdfunding through Wefunder. The new JOBS Act presents a great market shift, and we want to be there for that, be one of the first companies to use Regulation Crowdfunding. We're all about transforming markets with new products, we're about breakthrough ideas – Regulation Crowdfunding is who we are.

However, that's only one part of our overall financing plan for the next two years. We are going to need more over the next few years if we're going to fully capitalize this planned market and territorial expansion. It can come in different investment rounds, as well as through the profitability of our market penetration. We expect to raise between $1 million and $2 million dollars through Regulation Crowdfunding and from some accredited investors. Then, we plan on going into Regulation A+ investment round early next year- in others words, a mini IPO.

All of these numbers are well within reach – these are not investment figures that are improbable or difficult to achieve, particularly based on our product and successes so far. We have a financing plan, but we also know that we can be successful without that. We know that the sooner we can get financing in, the faster we can grow into each of the new markets.

Why is it important for you to let your fans and customers invest?

Loyalty goes both ways – they've believed in our product, they've driven our expansion. Those fans who are helping us spread the word out there should have the opportunity to invest in us – and Regulation Crowdfunding gives them that chance. We want them to be there along with us, enjoying the success that they are helping to create.

Crowdfunding is an ideal match for the social media reach we have, as well. Most companies don't have the social media that we have. On Day One of a crowdfunding effort, we can reach millions of people who are potential investors, many of whom have already expressed an interest in investing. And we will use that to support our product sales and marketing worldwide as every investor is also a brand ambassador.

And, in many cases, the very people who want to invest in us are the people who own and run the venues where our products are being sold. They're our ideal brand ambassadors, because there's no better way to get their allegiance and their support for your product distribution than to have them on your team – so it works both ways. If they're investors into N1CE, they're going to push the product in the bars and venues they own.

Who is on the team right now?

We have a kind of three-tier structure for our main team right now. The first piece of that is our three part ownership team, which include EDM stars Sebastian Ingrosso, Axwell, and Alesso, who use their social media reach to really push the company forward. The second tier is the bartender of the year, Jimmy Dymott, who's also a partner and makes all the recipes for our product.

Then, backing them is the third tier of the company: a professional team of skilled food and beverage product managers, marketing professionals, advertising sales and logistics experts and so on. All in all, we have not only the social reach and celebrity status, but also an unparalleled recipe quality, coming from one of the best in the business. Then, backing that, we have a full management team to get the job done.

RISKS SPECIFIC TO N1CE

1. Lack of an operating history – N1CE USA, LLC, is a new company that was founded in September 2015. As such, it has no proven performance and operating history, which creates the potential risk in management response; despite that each individual within the management team is a mature and experienced manager, the team lacks extensive experience working with one another when facing significant organizational and business challenges.

2. Lack of profitable operations in recent periods – N1CE USA, LLC, is a new start-up, high growth company and there are never guarantees for a start-up that the projected growth will be attained, maintained and continued over the coming years.

3. Lack of a market for the common equity securities or securities convertible into or exercisable for common equity securities – there is no ready for the trading of privately held, non-public securities; investors in the company have no ready and immediate access to buyers, except on a private basis.

4. Potential competitive risks – the company is presently a greenfield opportunity and unique in the market for ready-to-serve frozen cocktails; in the future, it is highly likely that competitors will emerge and the impact of such potential future competition cannot be formally or precisely measured.

5. Potential legal risks – there are many laws related to the distribution of alcoholic products and/or laws related to the distribution of food products with alcoholic content and there are significant variations in these laws between countries, thus creating legal risks stemming from the very limited potential that the company or its distribution partners may inadvertently fail to comply with national laws in specific markets.

6. Supply chain risks – despite the redundancy built into the production chain, with multiple suppliers of products that are identical (whether made in Spain, Sweden or North America), there are possibilities that disruptions in the supply chain could result in a lack of supply to answer demand, which could cause disruptions in the company's profitability.

7. International logistics – the shipping of compound and product to each of the national markets and territories is entirely reliant on the availability of shipping via maritime and other surface assets, such as trucking; labor strikes, port delays, customs delays and other issues that might adversely affect the smooth running logistics can have an adverse affect on product deliveries.

8. Calamities – in all businesses, force majeure types of events, such as weather or earthquake related events, terrorist incidents (the bombing of a factory or warehouse, for example), could have an adverse affect on the business.

9. Key personnel – the company relies on an expert management team to undertake its ongoing operations; disruptions in the management, such as from the loss of key staff, could have an adverse affect on the company's operations.

10. Customer concentration – the company is reliant on ongoing sales of its products; to the extent that customers may be concentrated in key markets, where adverse publicity (no matter how unexpected and/or unwarranted), changing local economic conditions, and environmental conditions can affect the purchase of this type of product, the company faces the risk of adverse effects to its business.

11. Intellectual property – although the company's recipes are closely held and guarded secrets, industrial espionage is a relevant risk, such as from illegal acts of potential competitors who might seek to gain access to the recipes, reverse engineer the ingredients or production methods, or bribe individuals in the supply chain to provide information, trade secrets, or intellectual property to the detriment of the company.

12. Accounting and taxation risks – national taxes and import fees are a primary focus of N1CE in its international business operations; changes in taxation, specifically the potential changes that may concern taxation of alcohol products, could have an adverse affect on the company's performance.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

N1CE is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Mikael Drene

Co Founder at N1CE

Wilmington, Delaware | Venture Capital & Private Equity

Current	Happiness, N1CE
Previous	OnTheFlea AB, Ideon Innovation, Swedish Wattguard AB
Education	IHM business school

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Founder
Happiness
June 2015 – Present (1 year 3 months)

Co Founder
N1CE
June 2014 – Present (2 years 3 months) | Miami Florida

Sales and Strategic partnerships
OnTheFlea AB
October 2012 – October 2015 (3 years 1 month) | Malmoe

Take a photo and sell a thing you don't need in 30 seconds. Buyers find nearby stuff via GPS. Like a Fleamarket where we all have booths. www.ontheflea.se

Affärsutvecklare
Ideon Innovation
August 2012 – June 2015 (2 years 11 months) | Lund

Salesagent
Swedish Wattguard AB
January 2012 – December 2012 (1 year) | Malmo, Sweden

Owner
Bruschetta.se
April 2004 – December 2011 (7 years 9 months) | Höllviken, Malmoe

Owner
Salami
April 2002 – March 2004 (2 years) | Bjärred

Key Account Manager
Rekall
2001 – 2002 (1 year) | Malmoe

Sales Manager
Thalamus Networks AB
1996 – 2000 (4 years) | Malmoe, Stockholm

Project manager
Academedia
1996 – 1997 (1 year) | Malmö

Project Manager
MacMeckarna
1989 – 1995 (6 years) | Malmoe, Stockholm, Gothenburg

Owner
Drené Consulting
1991 – 1994 (3 years) | Stockholm, Sweden, Malmoe and Gothenburg

Sales
Datum System/Kontorsutveckling
1985 – 1988 (3 years) | Malmoe

Macintosh sales to graphic industry

Skills

Top Skills

- 36 Entrepreneurship
- 29 Business Strategy
- 28 New Business Development
- 26 Sales
- 25 Marketing Strategy
- 17 Business Development
- 15 Start-ups
- 11 Strategy
- 10 B2B
- 9 Marketing Communications

Mikael also knows about...

- 9 Sales Management
- 8 Business Planning
- 6 Change Management
- 6 Management Consulting
- 4 Product Management
- 3 Key Account Management
- 1 Direct Sales

Education

IHM business school

Additional Info

- **Personal Details**

Birthday November 6

Volunteer Experience & Causes

Causes Mikael cares about:

- Arts and Culture
- Environment
- Health
- Human Rights
- Science and Technology
- Social Services

Projects

The N1ce Company
Starting June 2014

Frozen Cocktails

Languages

English

Groups

- **SurveyLegend** — 16 members — Join
- **International Busines...** — 428 members — Join
- **Social Media Marketing** — 1,387,503 members — Join
- **Crowdfunding News ...** — 1,884 members — Join
- **Zenit Innovation Lab** — 59 members — Join
- **I Love Growth & Sales** — 3,641 members — Join
- **On Startups - The Co...** — 594,309 members — Join
- **Future Trends** — 440,319 members — Join



Jim Nyberg

Partner at Highland Fresh Food

Stockholm, Sweden | Food & Beverages

Previous: Spendrups Bryggeri AB, Dos Gringos Texmex AB, Directio Consulting

Education: Mälardalen University

Send Jim InMail

401 connections

Background

Experience

Partner
Highland Fresh Food
January 2016 – Present (8 months)

Export Director
Spendrups Bryggeri AB
November 2011 – January 2016 (4 years 3 months) I Stockholm, Sweden

CEO
Dos Gringos Texmex AB
March 2011 – July 2013 (2 years 5 months) I Sverige

A trading group for US and South American Food focused on the Scandinavian retail- and foodservice markets.

Consultant
Directio Consulting
October 2009 – March 2012 (2 years 6 months)

Managing Director
LunarStorm
August 2008 – January 2010 (1 year 6 months)

Marketing Manager
Foodmark Sweden AB
May 2001 – May 2008 (7 years 1 month)

Marketing Manager for FMCG & Horeca business 2006-2008
Business Development Manager with M&A and Export Markets 2004-2006

Skills

Top Skills

- 10 FMCG
- 8 Business Development
- 5 Marketing Strategy
- 4 Business Strategy
- 3 Management
- 3 Marketing
- 2 Brand Management
- 2 Food
- 2 Key Account Management
- 2 Marketing Communications

Jim also knows about...

2 Retail · 1 Advertising · 1 B2B · 1 Contract Negotiation · 1 Customer Insight · 1 Export · 1 Marketing Management · 1 Negotiation · 1 New Business Development · 1 Online Advertising · 1 Online Marketing · 1 Strategy · 1 Trade Marketing

Education

Mälardalen University
Economics
1997 – 2001



Thomas Van Hare

CFO & Director of Investor Relations at N1CE USA, LLC; Publisher & CEO, Historic Wings Magazine

Kristianstad, Sweden | Defense & Space

Current	N1CE USA, LLC, Historic Wings
Previous	TF Hawk, Inc., SkyLink USA, United States Department of Defense
Education	Lund University

Send Thomas InMail

500+ connections

https://se.linkedin.com/in/thomasvanhare

Contact Info

Background

Summary

Three-time White House appointee and senior business manager with extensive experience in government, politics, international operations, aviation, marketing and logistics. Commercial Pilot, former Search and Rescue Pilot and Mission Director and former president of an airline.

Specialties: Skills in start-ups, technology business, the aviation sector, international air logistics, planning, strategy and corporate leadership.

Experience

CFO & Director of Investor Relations
N1CE USA, LLC
January 2016 – Present (8 months) | www.n1ce.com

N1CE is going global with its highly profitable product -- the N1CE Cocktail, the world's only 5% alcohol popsicle in a paper cone. Founded by Sebastian Ingrosso, crafted by the award-winning bartender, Jimmy Dymott, with Axwell and Alesso as partners, and backed by an expert team of food and beverage professionals, marketing experts, logistics operators and highly experienced brand managers, N1CE brings its proven brand from Europe to the global market.


N'ICE
FROZEN COCKTAIL
CONTAINS
5%
ALC.VOL.

N1CE USA, LLC



Invest in N1CE I Frozen cocktails from super…

Publisher & CEO
Historic Wings
October 1997 – Present (18 years 11 months) I www.historicwings.com

Publisher of a magazine celebrating aviation adventure, piloting and all things to do with the history of flight -- the online magazine is an award-winning online site with daily, weekly and monthly content: http://www.historicwings.com/



Historic Wings : the online magazine of aviati…

Executive Director
TF Hawk, Inc.
March 2007 – March 2016 (9 years 1 month)

Development and deployment of a specialty manned ISR aircraft for operations in Iraq and Afghanistan, based on a highly modified O-2 / C-337 Skymaster, called the Shadowmaster.

President & CEO
SkyLink USA
February 2006 – February 2007 (1 year 1 month)

President of an international airline that is a leading provider of aviation logistics, with a focus on service to unsecured and hostile environments, including to and from Iraq and flying as KBR's exclusive regional and international air carrier. Simultaneously operated international routes with Boeing 737 and MD-83 aircraft, plus an extensive regional route system with turboprop aircraft, as well as on-call, emergency response and special missions programs globally for the U.S. Government with a range of aircraft, including both Western and former East Bloc aircraft types.

Member of the Secretary's Executive Committee & Director, Organizational Assessment
United States Department of Defense
November 2004 – November 2005 (1 year 1 month)

Member of Secretary Rumsfeld's 8-person Executive Committee. Selected and interviewed senior-most appointees throughout the Pentagon, including the Secretaries of the Air Force and Army, among others. Involved in special projects in Iraq and Afghanistan in reconstruction programs and operations as well as other programs on behalf of the Secretary of Defense.

Policy Advisor, Coalition Provisional Authority
United States Department of Defense
February 2004 – November 2004 (10 months)

Served on the Coalition Provisional Authority Washington headquarters staff, including support for the Iraqi Ministries of Interior, Transportation and others; special projects and policy work.

President & CEO
Digital Minute / Capstone Studio
November 1994 – February 2004 (9 years 4 months)

Graphic design studio and advertising/marketing agency with clients ranging from IBM and KPMG to Martinair, Goldman Sachs, the U.S. Army and a range of other leading firms. One of the first dotCom entrepreneurs and visionary on the digital revolution.

▾ 1 recommendation



Jerry Mica
Experienced Interactive Creative Director

Thomas is one the most "out of the box" visionary thinkers I have have ever had the privilege to work with. He has a keen ability to see beyond the obvious factors and recognize the greater potential in all aspects of the business solutions he works... View ↓

Chairman of the Audit Committee, Board of Directors
PartsBase.com

1999 – 2003 (4 years)

Served on the Board of Directors of PartsBase, Inc. from the early days, through IPO (NASDAQ: PRTS) and beyond. PartsBase is the world's largest clearing house and supplier of aviation parts and services. Elected as Chairman of the Audit Committee. Served on the three-member Special Committee to successfully navigate a complex and highly litigious going-private transaction which took the firm from the NASDAQ to private hands.

Chief of Operations, Command Pilot (Search and Rescue) and Mission Director
Hermanos al Rescate

October 1992 – September 1995 (3 years)

Chief of Operations, Mission Director and Command Pilot in Search and Rescue (SAR) operations, with over 1000 hours of over water search flying -- call sign "Seagull Tango." Participated in the rescue of over 4,000 Cuban refugees in the Straits of Florida, extensive inter-agency coordination experience with USCG and USN. Declared an "Air Pirate" by Fidel Castro though his worst "crime" to date has been helping to save thousands of lives, the youngest of which just two days old, carried to freedom in the arms of her mother after a desperate escape from Cuba's "socialist paradise".

▾ 2 recommendations



Matt Lawrence
Self Employed at Paratus International L...

"Thomas is an extraordinary individual whose talents range from his multiple successes as a Department of Defense appointee,... View ↓



Evert de Boer
Modeling & Simulation

Thomas was Mission Director for all the missions I was allowed to fly and taught me the ins and outs of executing SAR... View ↓

Special Assistant to the Assistant Secretary of Defense (International Security Affairs)
United States Department of Defense

February 1989 – March 1992 (3 years 2 months)

Assistant to Richard Armitage, and later to Harry Rowen and Amb. James Lilly. Extensive work on the Afghan War, including direct support to the Mujaheddin on behalf of the Department of Defense (the so-called "Charlie Wilson's War" period in the conflict against the Soviet Union in Afghanistan); flew 25 missions in theatre. One of the early pioneers in DoD reconstruction, humanitarian and civic assistance programs; flew six high profile special air missions during the First Gulf War.

Senior Programmer/Analyst
MILCOM Systems

1985 – 1986 (1 year)

Senior systems programmer/analyst for a classifed Communications Security project (COMSEC) involving the rapid replacement and implementation of a new generation of coding equipment in the wake of the Johnny Walker Spy Case.

Publications

Betrayal: Clinton, Castro & the Cuban Five
USA

February 26, 2009

On February 24, 1996, two U.S. civilian aircraft flying a rescue mission in international airspace off Cuba were shot down by MiG fighters. Four Americans, including three U.S. citizens, lost their lives. BETRAYAL recounts how back door politics, failed negotiations and a “mix-up” in communications at NORAD allowed Cuba to murder American citizens.

2 authors



Thomas Van Hare
CFO & Director of Investor Relations at ...



Matt Lawrence
Self Employed at Paratus International L...

Creating Creativity: Innovation Techniques for Business, Managers and Entrepreneurs

July 17, 2015

Creating Creativity, by author Thomas Van Hare, tackles the challenge of fostering business creativity with tried-and-true advertising agency techniques that are drawn from his eight full years as the president and creative director of an international design studio and advertising firm. He offers a set of ad agency methods that allow you to engage "concepting" and the "creative session" for your... **more**

Languages

French

Swedish

Skills

Top Skills

98	Government
77	Defense
75	Leadership
70	Program Management
57	International Relations
42	Military
39	DoD
37	Aviation
33	Strategy
31	Command

Thomas also knows about...

30 Strategic Planning · 27 Policy · 22 Management · 20 Air Force · 19 Start-ups · 19 Aircraft · 16 Entrepreneurship · 16 Proposal Writing · 15 Business Development · 13 Project Planning · 13 Army · 12 Public Speaking · 12 Public Relations · 12 Security Clearance · 12 National Security · See 25+ >

Education

Lund University

Master of Sciences, International/Global Studies

2014 – 2016

Studies in globalization, conflict and social change, with a focus on stabilization operations, Iraq and Afghanistan, and the globalization of intelligence networks.

FlightSafety

Commercial Pilot Certificates, Commercial, Multiengine and Instrument Pilot Ratings

1992 – 1992

Michigan State University - James Madison College
BA, International Relations
1979 – 1983

Additional Info

- **Interests**

Aviation, government and international affairs, politics, security policy.

Honors & Awards

Additional Honors & Awards

During his service in the Office of the Secretary of Defense, he received four commendations:

- Secretary of Defense Meritorious Service Medal, awarded by the Secretary of Defense, Don Rumsfeld, for service on the Executive Committee.

- Joint Meritorious Unit Award, awarded by the Secretary of Defense, Dick Cheney, for all of the staff of USD(P) for Operations Just Cause, Promote Liberty, Desert Shield, Desert Storm, Provide Comfort, Sea Angel, the Liberian evacuation operations and the final negotiations of the historic Conventional Forces in Europe arms control agreement.

- Humanitarian Service Medal, as a civilian award (typically only granted to uniformed members of the US Military), as authorized and awarded personally by the Secretary of Defense's Director of Humanitarian Assistance, OASD (ISA).

- Southwest Asia Service Medal, for deployment and participation during Operations Desert Shield/Desert Storm, for special air missions flown in theatre.

Certifications

Commercial Pilot, Multiengine and Instrument
Federal Aviation Administration

Volunteer Experience & Causes

Causes Thomas cares about:

- Arts and Culture
- Disaster and Humanitarian Relief
- Human Rights
- Politics
- Science and Technology

Recommendations

Received (3) Given (3)

President & CEO
Digital Minute / Capstone Studio



Jerry Mica
Experienced Interactive Creative Director

Thomas is one the most "out of the box" visionary thinkers I have have ever had the privilege to work with. He has a keen ability to see beyond the obvious factors and recognize the greater potential in all aspects of the business solutions he works on. His innate intellectual focus combined with his natural communicative talents, truly gives him an edge that is, hard to... **more**

January 15, 2009, Jerry worked indirectly for Thomas at Digital Minute / Capstone Studio

Chief of Operations, Command Pilot (Search and Rescue) and Mission Director
Hermanos al Rescate



Matt Lawrence
Self Employed at Paratus International LLC

"Thomas is an extraordinary individual whose talents range from his multiple successes as a Department of Defense appointee, business owner, visionary and lobbiest. Thomas is also an accomplished search and rescue pilot, author, artist and editor.

I've worked with Thomas, co-authored a book with him, and he's provided valuable input in all of my literary projects... **more**

March 27, 2010, Matt worked directly with Thomas at Hermanos al Rescate



Evert de Boer
Modeling & Simulation

Thomas was Mission Director for all the missions I was allowed to fly and taught me the ins and outs of executing SAR missions.
The operation was organized and executed in a very professional manner. I am very proud to have been part of the team..

March 5, 2010, Evert worked directly with Thomas at Hermanos al Rescate

Groups

Linking Construction
157,479 members
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Global B2B Defence
19,316 members
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Historic Aviation Pre...
1,018 members
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The Pen & Sword Club
383 members
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Afghanistan Enginee...
3,865 members
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UAV Industry Group

UAV Industry
19,203 members
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Search and Rescue (...
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